Exhibit 32.1

Certification by the Group Chief Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the annual report of GCL Global Holdings Ltd (the “Company”) on Form 20-F for the year ended March 31, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Sebastian Toke, Group Chief Executive Officer and Director of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	July 31, 2025

By:	/s/ Sebastian Toke
Name:	Sebastian Toke
Title:	Group Chief Executive Officer and Director